UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 7, 2006, Galaxy Energy Corporation (“Galaxy”) and the holders of the senior secured convertible notes issued by Galaxy on August 19, 2004 and October 27, 2004 (the “2004 Notes”) and holders of senior secured convertible notes issued by Galaxy on May 31, 2005 (the “2005 Notes”) entered into a Waiver and Agreement.

Galaxy had notified the holders of the 2004 Notes of an Equity Liquidity Test Failure on July 3, 2006. The Equity Liquidity Test means that the product of 20% of the average monthly dollar trading volume during the prior 3 months and the number of months then remaining in the term of the convertible notes must be greater than the outstanding principal balance of and accrued interest on the convertible notes. The Equity Liquidity Test Failure triggered the holders’ right to make an early repayment election in the aggregate amount of $1,217,928.92.

In the Waiver and Agreement, Galaxy and the holders agreed to the following:

•

The waiver of the holders’ right to make an early repayment election as a result of the July 2006 Equity Liquidity Test Failure and any Equity Liquidity Test Failure as of August 1, 2006 and/or September 1, 2006;

•	The deferral of the August 2006 and September 2006 installment payments on the 2004 Notes until October 2, 2006, unless earlier converted by the holders;
•

The ability of the holders to convert up to $5,000,000 in principal amount of the 2004 Notes, plus related interest, at their option as a “Company Alternative Conversion” under the Notes through September 30, 2006, with the amounts converted to be applied first to the August 2006 installment payment, second to the September 2006 installment payment, and then to those installments nearest to the maturity date of the 2004 Notes; and

•	The waiver of Galaxy’s right to prepay any part of the 2004 or 2005 Notes.

This summary description of the Waiver and Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 7.01	Regulation FD Disclosure

On July 11, 2006, Galaxy issued a press release updating its activities in the Piceance Basin and announcing that it had entered into the Waiver and Agreement and engaged a firm to assist it with its efforts to sell certain non-core assets.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by Galaxy under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01     Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Waiver and Agreement dated July 7, 2006 between Galaxy Energy Corporation and the investors named therein
99.1	Press release dated July 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
July 11, 2006	By: /s/ Marc E. Bruner Marc E. Bruner, President

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